UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 22, 2008, Visa Inc. (the “Company”) issued a press release announcing that the Company had deposited $1.1 billion (“Loss Funds”) into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”) at the time of the Company’s initial public offering to address potential liability in certain U.S. litigation matters. Under the terms of the Plan, when the Company funds the litigation escrow its U.S. financial institutions, the sole holders of Class B shares, bear the expense via a reduction in their as-converted share count. The deposit of the Loss Funds was conducted in accordance with the Company’s amended and restated Certificate of Incorporation (“Charter”), as approved on December 16, 2008 by the Company’s shareholders, which enabled the Company to have greater flexibility in funding the litigation escrow account. More information on the Plan and changes made to the Company’s Charter are available in the Company’s final prospectus, dated March 18, 2008 and the Company’s proxy statement, dated November 14, 2008, at www.sec.gov.

The deposit of the Loss Funds into the escrow account reduces the conversion ratio applicable to the Company's Class B common stock outstanding from 0.7143 per Class A share to 0.6296 per Class A share. On a converted basis, 245,513,385 shares of Class B common stock currently outstanding are equal to 154,566,658 shares of Class A common stock. The deposit of Loss Funds has the effect of a repurchase of 20,800,824 Class A common stock equivalents from the Company’s Class B shareholders. The amount per share represents the volume weighted average price of the Company’s Class A common shares for the 15-day trading period December 1, 2008 to December 19, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release issued by Visa Inc., dated December 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: December 22, 2008

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated December 22, 2008